UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Trustfeed Corp.

(Name of registrant in its charter)

Nevada	000-56555	86-1006313
(State or jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

10940 Wilshire Boulevard, Suite 705

Los Angeles, CA 90024

(Address of principal executive offices)

212-245-3413

(Registrant’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

GENERAL NOTE	1
FORWARD-LOOKING STATEMENTS	1
Item 1.01 Entry into a Material Definitive Agreement	1
Item 2.01 Completion of Acquisition or Disposition of Assets	2
FORM 10 INFORMATION	3
ITEM 1. DESCRIPTION OF BUSINESS	3
ITEM 1A. RISK FACTORS	8
ITEM 2. FINANCIAL INFORMATION	18
ITEM 3. PROPERTIES	21
ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS	22
ITEM 6. EXECUTIVE COMPENSATION	24
ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	31
ITEM 8. LEGAL PROCEEDINGS	33
ITEM 9. MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	33
ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES	35
ITEM 11. DESCRIPTION OF CAPITAL STOCK	35
ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS	37
ITEM 13. FINANCIAL STATEMENTS	39
ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING OR FINANCIAL DISCLOSURE	39
ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS	39
Item 3.02 Unregistered Sales of Equity Securities	39
Item 5.01 Changes in Control of Registrant	39
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	39
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits	39

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GENERAL NOTE

On September 30, 2024, Trustfeed Corp., a Nevada corporation (the “Company”), completed its acquisition of Polomar Specialty Pharmacy, LLC, a Florida limited liability company (“Polomar”), whereby, among other things, the Company acquired 100% of Polomar in exchange for the issuance of shares of the Company’s common stock, and Polomar became the wholly-owned subsidiary of the Company (the “Acquisition”). This Current Report on Form 8-K is being filed by the Company to describe certain material changes to its business following the Acquisition, as the term is more specifically defined herein.

The financial information, including the operating and financial results and audited financial statements included or to be included in this Current Report on Form 8-K are or will be that of the Company as it exists following the Acquisition.

In this Current Report on Form 8-K, unless otherwise specified, all dollar amounts are expressed in United States dollars. Except as otherwise indicated by the context, references in this report to “Company”, “we,” “us” and “our” are references to Trustfeed Corp., as combined with Polomar and reflects the prior operations and financial condition of Polomar before the Acquisition. References to “Polomar” refer to Polomar Specialty Pharmacy, LLC prior to the Acquisition.

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this Report. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Report, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. You should refer to the “Risk Factors” section of this Report for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Current Report will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements speak only as of the date of this Current Report. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this Current Report.

Item 1.01. Entry into Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

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Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of Polomar

On June 28, 2024, we entered into an Agreement and Plan of Merger and Reorganization, as amended on September 30, 2024 (the “Merger Agreement”) with Polomar Acquisition, L.L.C., a Florida limited liability company, and our wholly owned subsidiary (“Merger Sub” or “PAL”) and Polomar and the beneficial stockholders of Polomar to acquire 100% of the issued and outstanding membership interests of Polomar. The transactions contemplated by the Merger Agreement were consummated on September 30, 2024, and, pursuant to the terms of the Merger Agreement, among other things, all outstanding membership interests of Polomar, or the Polomar Membership Interests, were exchanged for shares of our common stock, par value $0.001 per share, based on the exchange ratio of 2,074,141.47 shares of our common stock for every one percent of Polomar Membership Interests. We refer herein to the transactions contemplated by the Merger Agreement, collectively, as the Acquisition. Accordingly, we acquired 100% of Polomar in exchange for the issuance of shares of our common stock and Polomar became our wholly-owned subsidiary. As of the closing of the Acquisition (the “Closing”), CWR 1, LLC, the Company’s majority owner with an 83.3% beneficial ownership stake in the Company Pre-Closing, transferred back to the Company and canceled 50,000,000 shares of our common stock owned beneficially and of record by it as part of the conditions to Closing. The foregoing description of the Merger Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to our Current Report on Form 8-K, filed with the SEC on July 2, 2024, the terms of which are incorporated herein by reference, and the full text of the Waiver and Amendment Agreement dated as of September 30, 2024, which amended certain terms of the Merger Agreement and which is filed as Exhibit 2.2 to this Form 8-K, the terms of which are incorporated herein by reference.

Exchange of Polomar Membership Interests

At the Closing, each one percent of Polomar Membership Interests outstanding immediately prior to the Closing was converted into the right to receive 2,074,141.47 shares of our common stock, with all fractional shares rounded up to the nearest whole share. Accordingly, we issued an aggregate of approximately 207,414,147 shares of our common stock for all of the then-outstanding Polomar Membership Interests.

Directors and Officers of the Company

In connection with the Acquisition, all of the managers and officers of Polomar were deemed to have resigned from all positions as we became the managing member of Polomar, and our board of directors and executive officers from immediately prior to the Acquisition remained immediately subsequent to the closing of the Acquisition. Identification of our directors and officers, including biographical information for each of them, is included elsewhere in the “Management” section of this Current Report.

Aggregate Beneficial Ownership of our Common Stock After the Acquisition

Immediately prior to the Closing, affiliates of CWR 1, LLC (“CWR”), the Company’s majority owner with an 83.3% beneficial ownership stake in the Company immediately prior to the Closing, owned an aggregate of approximately 45.6% of Polomar’s Membership Interests. Other than the foregoing, as further described elsewhere in this Current Report on Form 8-K or contemplated by the Merger Agreement, there were no material relationships between the management of Polomar and our management. After the Closing, and after giving effect to the issuance of the shares of our common stock to the former members of Polomar, as well as the cancellation of 50,000,000 shares of common stock held by CWR pursuant to the terms of the Merger Agreement, the number of shares of our common stock issued and outstanding was approximately 276,552,196. Also following the Closing, the former holders of Polomar Membership Interests own, directly or indirectly, approximately 75% of our outstanding common stock (but not including shares of outstanding common stock in Trustfeed already held by CWR 1 prior to the Closing). See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions, and Director Independence” elsewhere in this Item 2.01.

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The foregoing description is a summary of the material terms of the Acquisition and the terms of the Merger Agreement are not intended to modify or supplement any factual disclosures about us or Polomar in any public reports filed by us with the Securities and Exchange Commission, or the SEC. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specified dates set forth therein, were solely for the benefit of the parties to the Merger Agreement and are subject to limitations agreed upon by the parties to the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement have been made for the purposes of allocating risk between the parties to the Merger Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about us or Polomar. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public filings with the SEC.

FORM 10 INFORMATION

As disclosed elsewhere in this Current Report on Form 8-K, Trustfeed acquired Polomar at the consummation of the Acquisition. Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Acquisition, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Acquisition.

Although Trustfeed has taken the position that it is not a shell company, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form, except that pursuant to Item 9.01(a)(4) of Form 8-K, the Company intends to file the financial information required by paragraph (a) of Item 9.01 as an amendment to this Form 8-K within seventy-one days of the date of the filing of this Current Report on Form 8-K with the Securities and Exchange Commission.

Please note that, unless the context otherwise requires, the information provided below relates to the combined Company after the Acquisition.

ITEM 1

DESCRIPTION OF THE BUSINESS

Corporate History and Background

We were incorporated in the State of Nevada on September 14, 2000, under the name of Telemax Communications. On or about July 24, 2003, the name was changed to HealthMed Services, Ltd. The Company had no operations and in accordance with Accounting Standards Codification (ASC) Topic 915 was considered to be in the development stage.

On April 16, 2021, Fastbase, Inc., a Nevada corporation (“Fastbase”), and SCI Inc. entered into a Share Purchase Agreement with Mr. James Shipley, the owner 50,000,000 shares of Series A Convertible Preferred Stock in Trustfeed Corp. (“Trustfeed” or the “Company”) for the purchase of 4,750,000 shares of Series A Convertible Preferred Stock for cash consideration of $108,200 USD. Mr. Shipley agreed to cancel 45,000,000 shares in the process. The transaction closed on April 21, 2021.

On the same date, Mr. Shipley, the Company’s then majority shareholder, officer and director, resigned as President, Secretary, Treasurer, and Director of the Company at which time Rasmus Refer, the CEO of Fastbase, Inc., was appointed to these positions.

On September 14, 2021, Trustfeed entered into a Contribution Agreement (the “Contribution Agreement”) with Fastbase for the acquisition of certain assets of Fastbase in exchange for shares of super voting preferred stock in the Company. The assets were associated with Fastbase’s review platform giving access to value information about products, which includes proprietary software to crawl, organize, verify, with A.I. rendering, algorithms to do data mining, and an A.I. rendering database of companies, websites, contacts and approximately 500,000 products descriptions. The Company paid for the assets contributed by issuing to Fastbase 45,000,000 shares of the Company’s Series A Convertible Preferred Stock. As a result of these transactions, there was a change in control of the Company and Fastbase acquired voting control over all aspects of the Company, including the election of directors, and other corporate actions of the Company that require shareholder approval.

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On September 2, 2022, Trustfeed conducted a reverse split in which each shareholder was issued one common share in exchange for every two thousand common shares of their then-currently issued common stock. On the market effective date of the reverse split, September 2, 2022, there were a total of 266,157 issued and outstanding shares of common stock. In addition to the reverse split, the Company changed its name to Trustfeed Corp.

On October 26, 2022, Fastbase requested that the board of directors cancel and return to unissued capital stock, the remaining shares of its Series A Convertible Preferred Stock, such that it would hold 500,000 shares of Series A Convertible Preferred Stock after the transaction. On November 4, 2022, Trustfeed cancelled all outstanding shares of Series A Preferred Stock, save 500,000 shares of Series A Convertible Preferred Stock which were outstanding and then held by Fastbase.

Also on November 4, 2022:

●	Trustfeed reduced its authorized shares of common stock, par value $0.001 per share, from 1,000,000,000 shares to 295,000,000 shares. Trustfeed also reduced the authorized shares of preferred stock, par value $0.001 per share, from 75,000,000 shares to 500,000 shares. As of November 4, 2022, Trustfeed had authorized 295,000,000 shares of common stock and 500,000 shares of preferred stock, each with par value of $0.001 per share.
●	Trustfeed amended and restated its Certificate of Designation for the Series A Preferred Stock to reduce the number of authorized shares of preferred stock designated and available from 50,000,000 shares to 500,000 shares, with the same conversion ratio of 20 shares of common stock for every share of Series A Preferred Stock.
●	Trustfeed filed Certificates of Withdrawal in Nevada to withdraw the Certificates of Designation for Series B Preferred Stock and Series C Preferred Stock. Following the transaction, the only designated and outstanding shares of preferred stock are the Company’s Series A Preferred Stock.

Historically, Trustfeed was in the business of acquiring, leasing, and licensing growers for the cultivation and production (processing and distribution of cannabis and cannabis-related products within an incubator environment). The Company was also in the business of renewable fresh water and real estate. As a result of the change in ownership of the Company in 2021 by Fastbase, the Company became a technology company with access to a global database of information to provide consumers with trusted information about the companies they do business with (the “Pre-Existing Business”).

However, effective as of December 29, 2023 in accordance with a Stock Purchase Agreement, Fastbase, the then record and beneficial owner of (i) 90,437,591 shares of Common Stock of the Company, representing approximately 83% of the Company’s issued and outstanding Common Stock (the “Common Shares”), and (ii) 500,000 shares of the Series A Convertible Preferred Stock, par value $.001 per share, of the Company, representing 100% of the Company’s issued and outstanding shares of Preferred Stock (the “Preferred Shares” and, with the Common Shares, the “Transferred Shares”), sold the Transferred Shares to CWR for aggregate consideration of $350,000 (collectively referred to as the “Transaction”). Additionally, Rasmus Refer, the Company’s then Chief Executive Officer (principal executive officer, principal accounting officer and principal financial officer) and Chairman and sole member of the Company’s Board of Directors (the “Board”), resigned from all director (as of February 12, 2024), officer and employment positions with the Company and its subsidiaries.

Also as of December 29, 2023, the size of the Board was increased from one director to two directors and Brett Rosen was appointed as a director to fill the vacancy, to serve as director until the next annual meeting of stockholders of the Company, subject to his prior resignation or removal, and until his successor is duly elected and qualified, and Mr. Rosen was appointed President, Chief Financial Officer, Secretary and Treasurer of the Company.

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Upon the consummation of the Transaction on December 29, 2023, the Company experienced a change in control. The Transaction and related transactions had the following consequences:

●	New management anticipated entering into a future transaction involving the Company, which could result in the acquisition of one or more businesses, companies or asset classes, including but not limited to intellectual property assets and that may be owned by affiliates of management.
●	The Company’s new management evaluated the Company’s Pre-Existing Business as part of these possible future transactions, and in the meantime, suspended our operations relating to the Pre-Existing Business, with the expectation of permanently shutting down, spinning off or assigning the Pre-Existing Business at the time of such future transaction(s).

Effective as of March 21, 2024, Brett Rosen resigned from all of his officer and director positions with the Company, and he was replaced in all such positions by Terrence M. Tierney.

On June 28, 2024, Trustfeed, PAL and Polomar executed an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with PAL as the “Merger Sub” merging with and into Polomar with Polomar as the surviving entity (“Surviving Company”) and a wholly owned subsidiary of Trustfeed.

On June 29, 2024, we executed a Know How and Patent License Agreement, as amended, with Pinata Holdings, Inc. (“Pinata”), to license from Pinata certain patent pending intellectual property rights and know how (the “IP Rights”) regarding the proprietary delivery of products containing metformin, sumatriptan, semaglutide, liraglutide and sildenafil (the “Ingredients”). It is the Company’s intention to utilize the IP Rights in products expected to be manufactured and distributed by us post-Acquisition.

Effective as of August 16, 2024, we entered into a Promissory Note and Loan Agreement (the “Note”), as the borrower, with CWR 1, as the lender. Pursuant to the Note, CWR 1 agrees to loan to the Company up to $250,000 in one or more advances from time to time. An initial draw under the Note in the amount of $157,622.56 was made, which funds are being used to repay the Lender all amounts due to Lender pursuant to prior undocumented loans provided by Lender to the Company. As of September 30, 2024, the outstanding principal amount of the Note is $197,122.56 plus accrued interest of $3,173.34 The outstanding principal, and any and all accrued and unpaid interest with respect to the Note, is due and payable on July 31, 2025. CWR and its affiliates are the record owners of a majority of the voting stock of the Company, both prior to and subsequent to the Closing, and is an affiliate of Daniel Gordon and of GLD Partners, LP. (“GLDLP”). Mr. Gordon is the majority shareholder of GLD Management, Inc., the general partner of GLDLP, affiliates of which own CWR, and, as such, may be deemed to beneficially own shares held directly by CWR.

Trustfeed had previously filed, on August 1, 2024, a Definitive Form 14C with the SEC providing notice and describing the following corporate actions to be taken by the Company pursuant to majority shareholder and board of director approvals:

1. To authorize and approve an amendment to the Company’s Articles of Incorporation, as amended (the “Existing Articles”), to effect a change of name from “Trustfeed Corp.” to “Polomar Health Services, Inc.” (the “Name Change”).

2. To authorize and approve an amendment to the Existing Articles to effect an increase in the number of authorized shares of the Company’s “blank check” preferred stock to 5,000,000 (the “Authorized Stock Increase”).

3. To authorize, but not require, an amendment to the Existing Articles, to effect a reverse stock split (the “Reverse Stock Split”) with a ratio of 1-for-10.

4. To adopt the Company’s Certificate of Amendment to the Existing Articles, which makes no material changes to our Existing Articles other than incorporating the amendments described in Actions (1), (2) and (3) above.

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5. To adopt the Company’s 2024 Equity and Incentive Compensation Plan (the “Incentive Plan”).

As of the filing date of this Form 8-K, none of the foregoing corporate actions have been implemented other than adoption of the Incentive Plan. It is the intention of the Company to implement all of the other foregoing corporate actions as soon as practicable.

On September 30, 2024, the transaction described in the Merger Agreement was completed and the merger was deemed effective. The Acquisition is considered a “reverse merger” as the historical financial statements of Polomar, the accounting acquirer, have been substituted for the historical financial statements of Trustfeed. As a result of the Acquisition, the Company ceased commercializing the Pre-Existing Business.

Business of the Company

As a result of the Acquisition, the Company operates Polomar Specialty Pharmacy, a State of Florida licensed retail compounding pharmacy, located in Palm Harbor, FL, pursuant to license # PH35196. Polomar Specialty Pharmacy is also licensed as a Special Sterile Compounding Pharmacy, permit #PH35277, which authorizes the licensed entity to dispense injectable and other sterile compounds (eye drops, infused therapeutics) upon receipt of a valid prescription. Polomar’s compounding facility operates pursuant to guidelines established under Sec. 503A “Compounding Pharmacy” of the Federal Food, Drug and Cosmetic Act. Section 503A authorizes the licensed entity to manufacture compounded drugs and fulfill prescriptions provided to it by licensed physicians. As a result, we are presently authorized to fulfill and deliver compounded prescribed medications in 28 states. We are also actively seeking approval and authorization in other states and expect to be able to provide prescription medications in a majority of U.S. states by the end of 2025. We anticipate applying for a drug export permit in early 2025.

As part of the Acquisition, the Company acquired SlimRxTM (slimrx.com), a weight loss focused online platform that connects patients with licensed physicians to prescribe weight loss medications such as semaglutide (Ozempic, Wegovy, Rybelsus) and tirzepatide (Monjouro, Zepbound). SlimRx filed an application for statutory trademark protection on August 29, 2024. The prescriptions issued via SlimRx are fulfilled by us. We also expect to launch PoloMedsTM (polomeds.com) during the fourth quarter of 2024 to fulfill prescriptions for diabetes medications including metformin compounds, sulfonylureas, and insulin; compounded erectile dysfunction medications sildenafil (Viagra) and tadalafil (Cialis) and Polomar’s prescription only, exclusive dermatological formulations co-developed by a board-certified dermatologist for the treatment of acne, alopecia areata, basal cell carcinoma, Becker’s nevus, vitiligo, and other common skin conditions.

An integral part of the Company’s business model is to provide prescription fulfillment services for third party web based tele-health platforms. This “wholesale” part of the business is expected to experience steady growth over the next twelve to eighteen months.

IP and License Agreement

We rely or intend to rely on intellectual property licensed or developed, including patents, trade secrets, trademarks, technical innovations, laws of unfair competition and various licensing agreements, to provide our future growth, to build our competitive position and to protect our property. As we continue to expand our intellectual property portfolio, it is critical for us to continue to invest to protect our technology, inventions, and improvements.

We also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. Our policy is to require our employees, consultants, contractors, manufacturers, outside collaborators and sponsored researchers, board of directors, and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. We also require signed confidentiality or material transfer agreements from any company that is to receive our confidential information. In the case of employees, consultants and contractors, the agreements provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

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On June 29, 2024, in anticipation of the Acquisition, we licensed certain proprietary, patent pending, medication ingestion technology from Pinata Holdings, Inc. The Company believes these medical devices, which utilize an aerosol-based system, may significantly increase drug bioavailability and thereby decrease the time required for drugs to become effective. We intend to utilize these devices in the dispensing of diabetes medicines, erectile dysfunction medications and certain weight loss drugs.

Trademarks include SlimRx™, Polo Meds™ and several related URLs.

Competition

The Company faces strong competition in the on-line prescription fulfillment marketplace, particularly for GLP-1 agonist weight loss drugs and erectile dysfunction formulations as industry leaders Hims/Hers and Ro currently control a significant market share for these drugs. Hims/Hers and Ro currently dispense their GLP-1 drugs (semaglutide and tirzepatide) via traditional drug vials and use of a syringe requiring the patient to manually fill the syringe with the drug prior to injection. We believe our pre-filled injection pen system will provide an easier, better, and more comfortable user experience thereby providing us a potential marketing advantage.

Eli Lily and Company, the manufacturer of Mounjaro and Zepbound (Tirzepatide) competes directly with us through Lilly Direct, an online platform that delivers prescribed medications directly to the patient. Based on publicly available information, we believe that where both Mounjaro and Zepbound can cost more than $1,100 per month when fulfilled by a traditional pharmacy, as of August 27, 2025, Lilly Direct is offering Zepbound directly to the customer at between $399 and $549 (depending on dose prescribed) per month, a significant discount over local pharmacies. This discounted medication is delivered to the patient by Lilly Direct in single use vials with a syringe instead of an injector pen. This requires the patient to manually measure and fill the syringe prior to injection. We expect that our pre-filled injection pens will be a more attractive delivery system for most patients, and we will be competitive on pricing.

We believe that both Hims/Hers and Ro currently sub-contract their prescription fulfillment to other licensed compounding pharmacies as neither owns their own pharmacy. Hims/Hers and Ro are also active in promoting hair loss treatment and the treatment of dermatological conditions. While both Hims/Hers and Ro presently have a significant marketing advantage over us, we believe that our integrated platform delivering telemedicine to patients and directly fulfilling prescription may provide an advantage and is likely to provide better margins on the products we sell.

Our direct competition is limited. Levity Healthcare, Inc., launched in 2023, and their related company ZipHealth, Inc. (Florida licensed pharmacy), has been in operation since 2019, providing similar compounding services as we do, utilizing their own provider group, offering weight loss drugs and consultation through JoinLevity.com and prescribes other drugs at ziphealth.co. ZipHealth is presently licensed in 25 states and has publicly announced that they expect to continue expanding. ZipHealth, like the Company, does not currently accept insurance, but plans to do so in the future. We believe our competitive advantage over Levity/ZipHealth is the user experience. Like other competitions offering injectable drugs, Levity delivers the medication in a sterile bottle with syringes for the consumer to manually fill just prior to injection. We believe our pre-filled injector pen system will be more attractive to the consumer of our products.

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Our address is 10940 Wilshire Boulevard, Suite 705, Los Angeles, CA 90024. Our website address is www.polomarhs.com. The information on our website is not part of this Current Report on Form 8-K.

Human Capital

As of September 30, 2024, we had 7 full-time employees and no part-time employees. We also use the services of consultants as needed from time to time.

We presently do not have pension, health insurance, annuity or other employee benefits; however, we intend to adopt some or all of such employee benefits in the future. There are presently no personal benefits available to any officers, directors, or employees. Our employees are all based in the United States, at our offices located in California, Florida or operating remotely. These employees oversee day-to-day operations of the Company. We are subject to labor laws and regulations that apply to our employees located in our Florida and California offices. These laws and regulations principally concern matters such as pensions, paid annual vacation, paid sick days, length of the workday and work week, minimum wages, overtime pay, insurance for work-related accidents, severance pay and other conditions of employment.

We believe we will be able to attract and retain top talent by creating a culture that challenges and engages our employees, offering them opportunities to learn, grow and achieve their career goals.

We believe that we provide competitive compensation for our employees. We may also offer annual bonuses and stock-based compensation for eligible employees.

We aim to provide our employees with advanced professional and development skills, so that they can perform effectively in their roles and build their capabilities and career prospects for the future.

We strive to encourage a diversity of views and to create an equal opportunity workplace. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be satisfactory.

SEC Filings

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current event reports on Form 8-K, and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC. You can read our SEC filings over the internet at the SEC’s website at www.sec.gov.

ITEM 1A

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you invest in our common stock, you should carefully consider the following risks, as well as general economic and business risks, and all of the other information contained in this Current Report on Form 8-K. Any of the following risks could harm our business, operating results and financial condition and cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained in this Current Report on Form 8-K including our financial statements and the related notes thereto.

Risks Related to Our Business and Financial Status

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to the absence of an operating history, lack of fully-developed or commercialized products and services, insufficient capital, expected substantial and continual losses for the foreseeable future, limited experience in dealing with regulatory issues, lack of manufacturing and marketing experience, need to rely on third parties for the development and commercialization of our proposed products, a competitive environment characterized by well-established and well-capitalized competitors and reliance on key personnel.

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We may not be successful in carrying out our business objectives. The revenue and income potential of our business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in our business. There is a substantial risk that we will not be successful in fully implementing our business plan, or if initially successful, in thereafter generating material operating revenues or in achieving profitable operations.

Since inception, we have not established any material and recurring revenues or operations that will provide financial stability in the long term, and there can be no assurance that we will realize our plans on our projected timetable (or at all) in order to reach sustainable or profitable operations.

Investors are subject to all the risks incident to the creation and development of a new business and each investor should be prepared to withstand a complete loss of his, her or its investment. Furthermore, the accompanying financial statements have been prepared assuming that we will continue as a going concern. We have not emerged from the development stage, and may be unable to raise further equity. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Even if we successfully develop and market our products and business plan, we may not generate sufficient or sustainable revenue to achieve or sustain profitability, which could cause us to cease operations and cause you to lose all of your investment. Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our Company.

We are at an early stage of marketing and sales and we have limited sales history.

Our efforts may not lead to commercially successful products, for a number of reasons, including that:

●	our products and services may not be accepted by the individuals or commercial customers;

●	we may not have adequate financial or other resources to complete the commercialization of our products and services; and our services may not be accepted or may have significant competition in the marketplace.

●	If sales are delayed, we may have to raise additional capital or reduce or cease our operations.

We may never become profitable.

To become profitable, we must successfully market and expand our existing and planned products and services. We may never have any significant recurring revenues or become profitable. In order to become profitable, broad acceptance of compounding pharmaceutical services is necessary to make them profitable, and there can be no assurance that we will attain this goal.

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If we fail to obtain additional financing, we may be unable to complete the roll-out of our business and services.

Our operations will consume substantial amounts of cash. We expect that our monthly cash used by operations will continue to increase for the next several years. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, commercial acceptance of our products, our operating performance and the terms of our existing indebtedness. We cannot assure you that we will be able to raise additional funds on terms favorable to us or at all. If we raise additional funds through the sale of equity or convertible debt securities, the ownership percentage of then existing stockholders will be reduced. In addition, any such transaction may dilute the value of our common stock. We may have to issue securities that have rights, preferences and privileges that rank senior to those of our common stock. The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. Our failure to obtain any required future financing could materially and adversely affect our financial condition. If we do not obtain adequate short-term working capital and permanent financing, we would have to curtail the roll-out of our business and services and adopt an alternative operating model to continue as a going concern.

Business or economic disruptions or global health concerns could seriously harm our business.

Broad-based business or economic disruptions could adversely affect our business. For example, in December 2019 an outbreak of a novel strain of coronavirus originated in Wuhan, China, and has since spread around the world. To date, this outbreak has already resulted in extended shutdowns of businesses around the world, including in the United States. We believe the scope and severity of business shutdowns or disruptions has been significant, and as we and the third parties with whom we engage, including our suppliers and customers and other third parties with whom we conduct business or intend to conduct business, experience shutdowns or other business disruptions, our ability to conduct our business will likely be materially and negatively impacted.

We are subject to significant related party short term debt and other current liabilities, which we may be unable to repay.

We have accrued liabilities, including related party short-term loans payable and other liabilities of over $500,000 as of June 2024, pro forma to take into account the Acquisition. We also expect to incur additional indebtedness from time to time to fund operations, which may come from affiliates. Our operations are not currently able to generate sufficient cash flows to meet our payable and other liabilities, which could reduce our financial flexibility, increase interest expenses, and adversely impact our operations. We may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be required to be used to service such indebtedness.

●	a high level of indebtedness could increase our vulnerability to general adverse economic and industry conditions.

●	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments.

●	a high level of indebtedness may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing.

●	debt covenants may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry, if any; and

●	any ability to convert or exchange such indebtedness for equity in the Company can cause substantial dilution to existing stockholders of the Company.

Our competitors may develop and market products that are less expensive than our product candidates.

The markets in which we operate and intend to operate are highly competitive. It is possible that our competitors will develop and market products and services that are less expensive, more effective or safer than our existing and planned products and services or that will render our offerings obsolete. We expect that competition from companies in this sector will increase. Many of these competitors have substantially greater financial, technical, research and other resources than we do. We may not have the financial resources, technical and research expertise or marketing, distribution or support capabilities to compete successfully.

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We have an unproven business plan.

We have an unproven business plan and do not expect to be profitable for the next several years. Before investing in our securities, you should consider the challenges, expenses and difficulties that we will face as an early stage company seeking to develop and manufacture new products.

We have a history of net losses and anticipate that we will continue to incur net losses for the foreseeable future.

We have a history of losses and anticipate that we will continue to incur net losses for the foreseeable future. Our net losses were $440,923 and $181,453 for the years ended December 31, 2023, and 2022, respectively. Our net losses were $351,210 and $180,764 for the six months ended June 30, 2024, and 2023, respectively. As of June 30, 2024, we had an accumulated deficit of $1,921,040.

Viable markets for our products may never develop, may take longer to develop than we anticipate or may not be sustainable.

We must be able to develop additional commercially viable products for our business to succeed. If a viable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our products and may be unable to achieve profitability. We will need to develop adequate marketing capabilities in order to sell our products. In addition, the development of a viable market for our products may be impacted by many factors which are partly or totally out of our control, including:

●	the cost competitiveness of our products;

●	consumer reluctance to try a new product; and

●	consumer perceptions of our products’ safety or efficacy.

We may not meet our development and commercialization milestones.

We have established development and commercialization milestones that we use to assess our progress toward developing a commercially viable business. We cannot assure you that we will successfully achieve our milestones in the future or that any failure to achieve these milestones will not result in potential competitors gaining advantages in our target market. Failure to meet our commercialization milestones might have a material adverse effect on our operations and the value of our stock.

Our business depends on retaining and attracting highly capable management and operating personnel.

Our success depends in large part on our ability to retain and attract qualified management and operating personnel. To retain and attract key personnel, we plan to use various measures, including employment agreements, a stock incentive plan and incentive payments for key employees. These measures may not be enough to retain and attract the personnel we need or to offset the impact on our business of the loss of the services of key officers or employees. We could face difficulty hiring and retaining qualified management and operating personnel. If we are unable to recruit, hire, develop and retain a talented, competitive work force, we may not be able to meet our strategic business objectives.

We may be unable to manage rapid growth effectively.

We expect to enter a period of growth, which will place a significant strain on our senior management team and our financial and other resources. Our proposed expansion will expose us to increased competition, greater overhead, marketing and support costs and other risks associated with the commercialization of a new product. Our ability to manage our growth effectively will require us to continue to improve our operations and our financial and management information systems and to train, motivate and manage our employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business, prospects, results of operations and financial condition.

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Credit market volatility and illiquidity may affect our ability to raise capital to finance our operations, manufacturing expansion and growth.

The credit markets have remained illiquid despite injections of capital by the Federal government and foreign governments, and banks and other lenders, such as equipment leasing companies, have significantly increased credit requirements and reduced the amounts available to borrowers. Companies with low credit ratings may not have access to the debt markets until liquidity improves, if at all. If current credit market conditions do not improve, we may not be able to access debt or leasing markets to finance our plant expansion plans.

Risks Related to Our Intellectual Property

We are substantially dependent on licensed patent and other proprietary rights and failing to protect such rights or to be successful in litigation related to our rights or the rights of others may result in our payment of significant monetary damages and/or royalty payments, negatively impact our ability to sell current or future products, or prohibit us from enforcing our patent and other proprietary rights against others.

We are and will continue to be materially dependent on a combination of licensed patents, trade secrets, and trademarks, non-disclosure and non-competition agreements, and other intellectual property protections which will enable us to maintain our proprietary competitiveness. We may also be subject to patent litigation. Patent litigation against us can result in significant damage awards and injunctions that could prevent our manufacture and sale of affected products or require us to pay significant royalties in order to continue to manufacture or sell affected products. At any given time, we could potentially be involved as a plaintiff and/or as a defendant in a number of patent infringement and/or other contractual or intellectual property related actions, the outcomes of which may not be known for prolonged periods of time. While it is not possible to predict the outcome of such litigation, we acknowledge the possibility that any such litigation could result in our payment of significant monetary damages and/or royalty payments, negatively impact our ability to sell current or future products, or prohibit us from enforcing our patent and proprietary rights against others, which would have a material adverse effect on the financial condition of our business and on our business operations.

While we intend to defend against any threats to our intellectual property, including our patents, trade secrets, and trademarks, and while we intend to defend against any actual or threatened breaches of our non-disclosure and non-competition agreements, we may not adequately protect our intellectual property or enforce such agreements. Further, patent or trademark applications currently pending that are owned by us may not result in patents or trademarks being issued to us, patents or trademarks issued to or licensed by us in the past or in the future may be challenged or circumvented by competitors and such patents or trademarks may be found invalid, unenforceable or insufficiently broad to protect our proprietary advantages.

Competitors may harm our sales by designing products or offering services that mirror the capabilities of our products, or the technology contained therein, without infringing our intellectual property rights. If we are unable to protect our intellectual property, it could have a material adverse effect on our financial condition and business operations.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary know-how and technological advances, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. Failure to obtain or maintain trade secret protection could enable competitors to use our proprietary information to develop products that compete with our products or cause additional, material adverse effects upon our competitive business position.

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A significant portion of our business may infringe on existing patents; Litigation regarding patents, patent applications and other proprietary rights may be expensive and time consuming. If we are involved in such litigation, it could cause delays in bringing product candidates to market and harm our ability to operate.

We dispense GLP-1 agonist drugs which include tirzepatide and semaglutide, these drugs are marketed by Eli Lilly and Company (Mounjaro and Zepbound) and Novo Nordisk (Ozempic and Wegovy), respectively. Eli Lilly holds patent nos. US9474780 (expires January 2036) and US11357820 (expires June 2039). Novo Nordisk holds patent nos. US8129343 (expires December 2031) and US10335462 (expires June 2033). We are presently able to dispense tirzepatide and semaglutide because certain doses of these drugs have appeared on the FDA’s drug shortage list. On October 2, 2024, the FDA removed tirzepatide from the drug shortage list and we expect that Eli Lilly will seek to enforce their patents for tirzepatide against compounding pharmacies that offer substantially similar formulations of the patented drugs. Our intention, at this time is not to fulfill prescriptions for tirzepatide.

Our commercial success will depend in part on our ability to use, sell and offer to sell our products and services without infringing patents or other proprietary rights of third parties. Other parties may obtain patents in the future and allege that the use of our technologies infringes these patent claims or that we are employing their proprietary technology without authorization. Likewise, third parties may challenge or infringe upon our or our licensors’ existing or future patents.

Even if we are successful in these proceedings, we may incur substantial costs and divert management time and attention in pursuing these proceedings. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time-consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have our patents declared invalid, we may incur substantial monetary damages; encounter significant delays in bringing our product candidates to market; or be precluded from participating in the manufacture, use or sale of our product candidates or methods of treatment requiring licenses.

Risks Related to Our Common Stock

There is a limited trading market for our common stock, which could make it difficult for you to liquidate an investment in our common stock, in a timely manner.

Our common stock is currently traded on the OTC Pink market. Because there is a limited public market for our common stock, you may not be able to liquidate your investment when you want. We cannot assure you that an active trading market for our common stock will ever develop.

There is limited trading in our common stock, and we cannot assure you that an active public market for our common stock will ever develop. The lack of an active public trading market means that you may not be able to sell your shares of common stock when you want, thereby increasing your market risk. Until our common stock is listed on an national securities exchange, which we can provide no assurance, we expect that it will continue to be listed on the OTC Pink market. An investor may find it difficult to obtain accurate quotations as to the market value of the common stock and trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. A more active market for our common stock may never develop. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

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We cannot assure you that our common stock will become listed on a securities exchange and the failure to do so may adversely affect your ability to dispose of our common stock in a timely fashion.

We plan to seek listing of our common stock on the NYSE MKT or a Nasdaq exchange as soon as reasonably practicable. We may not currently meet the initial listing standards of any of those exchanges or any other stock exchange, and cannot assure you when or if we will meet the listing standards, or that we will be able to maintain a listing of the common stock on any stock exchange.

The market price and trading volume of our common stock may be volatile, which may adversely affect its market price.

The market price of our common stock could be subject to significant fluctuations due to factors such as:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	the success or failure of our operating strategies and our perceived prospects; realization of any of the risks described in this section; failure to be covered by securities analysts or failure to meet the expectations of securities analysts;

●	a decline in the stock prices of peer companies; and

●	a discount in the trading multiple of our common stock relative to that of common stock of certain of our peer companies due to perceived risks associated with our smaller size.

As a result, shares of our common stock may trade at prices significantly below the price you paid to acquire them. Furthermore, declines in the price of our common stock may adversely affect our ability to conduct future offerings or to recruit and retain key employees, including our managing directors and other key professional employees.

Your interest in us may be diluted if we issue additional shares of common stock.

In general, stockholders do not have preemptive rights to any common stock issued by us in the future. Therefore, stockholders may experience dilution of their equity investment if we issue additional shares of common stock in the future, including shares issuable under equity incentive plans, or if we issue securities that are convertible into shares of our common stock, which we intend to do.

We are a smaller reporting company, and the reduced reporting requirements applicable to smaller reporting companies may make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley Act of 2002 (“SOX”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation, and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our common stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

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We intend to issue more shares to raise capital, which will result in substantial dilution.

Our certificate of incorporation authorizes the issuance of a maximum of 295,000,000 shares of common stock and 500,000 shares of “blank check” preferred stock. Any additional financings effected by us, and any future conversion of existing indebtedness into our equity securities, may result in the issuance of additional securities without stockholder approval and the substantial dilution in the percentage of common stock held by our then existing stockholders. Moreover, the securities issued in any such transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our current stockholders on an as converted, fully-diluted basis. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or other securities convertible into or exchangeable for common stock are issued in connection with a financing, dilution to the interests of our stockholders will occur and the rights of the holder of common stock might be materially and adversely affected.

Anti-takeover provisions that may be in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of us difficult.

Our certificate of incorporation and bylaws may contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

We do not intend to pay cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Accordingly, you may have to sell some or all of your shares of our common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell shares and you may lose the entire amount of the investment.

We expect to incur increased costs and demands upon management as a result of being a public company.

As a public company in the United States, we expect to incur significant additional legal, accounting and other costs. These additional costs could negatively affect our financial results. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including regulations implemented by the SEC and the stock exchange on which we may list our common stock, may increase legal and financial compliance costs and make some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If, notwithstanding our efforts to comply with new laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Failure to comply with these rules might also make it more difficult for us to obtain some types of insurance, including director and officer liability insurance, and we might be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors or as members of senior management.

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Failure to establish and maintain an effective system of internal controls could result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations or fail to prevent fraud in which case, our stockholders could lose confidence in our financial reporting, which would harm our business and could negatively impact the price of our stock. Furthermore, our management and our independent auditors have identified certain internal control deficiencies, which management and our independent auditors believe constitute material weaknesses.

Prior to the Acquisition, Polomar was a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Following the Acquisition, we must review and update our internal controls, disclosure controls and procedures, and corporate governance policies as our Company continues to evolve. In addition, in connection with the Acquisition and becoming a company that files reports with the SEC, we are required to comply with the internal control evaluation and certification requirements of Section 404 of SOX and management is required to report annually on our internal control over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of SOX until the date we are no longer a “smaller reporting company” as defined by applicable SEC rules. We will remain a “smaller reporting company” as long as our public float remains less than $250 million as of the last business day of our most recently-completed second fiscal quarter.

Any ineffective internal control regarding our financial reporting could have an adverse effect on our business and financial results and the price of our common stock could be negatively affected once we become a registrant required to file registration statements with the SEC. This reporting requirement could also make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Any system of internal controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of the controls and procedures or failure to comply with regulation concerning control and procedures could have a material effect on our business, results of operation and financial condition. Any of these events could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which ultimately could negatively affect the market price of our shares, increase the volatility of our stock price and adversely affect our ability to raise additional funding. The effect of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors and as executive officers.

We will need to evaluate our existing internal controls over financial reporting against the criteria set forth in Internal Control – Integrated Framework (2013) (the “Framework”) issued by the Committee of Sponsoring Organizations of the Treadway Commission. During the course of our ongoing evaluation of the internal controls, we may identify other areas requiring improvement, and may have to design enhanced processes and controls to address issues identified through this review. Remediating any deficiencies, significant deficiencies or material weaknesses that we or our independent registered public accounting firm may identify may require us to incur significant costs and expend significant time and management resources. We cannot assure you that any of the measures we implement to remedy any such deficiencies will effectively mitigate or remedy such deficiencies. The existence of one or more material weaknesses could affect the accuracy and timing of our financial reporting. Investors could lose confidence in our financial reports, and the value of our common stock may be harmed, if our internal controls over financial reporting are found not to be effective by management or by an independent registered public accounting firm or if we make disclosure of existing or potential material weaknesses in those controls.

Even if we conclude that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our future reporting obligations.

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Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to timely achieve and maintain the adequacy of our internal control over financial reporting, we may not be able to produce reliable financial reports or help prevent fraud. Our failure to achieve and maintain effective internal control over financial reporting could prevent us from filing our periodic reports on a timely basis which could result in the loss of investor confidence in the reliability of our financial statements, harm our business and negatively impact the trading price of our common stock.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly.

Of the approximately 276,552,196 shares of our common stock issued and outstanding after the Acquisition, approximately 2,245,144 shares are freely tradable without restriction by stockholders who are not our affiliates. As of September 30, 2024, we issued an aggregate of approximately 207,414,147 shares of our common stock pursuant to the Merger Agreement, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and such shares are also “restricted securities” as defined in Rule 144. All of these restricted securities may be publicly resold under Rule 144 beginning one year following the date of the filing of this Report with the SEC, subject to the limitations and exceptions described in Rule 144.

In addition, in the future, we intend to file one or more registration statements on Form S-8 registering the issuance of 5,000,000 shares of common stock (after taking into account the Company’s planned 1:10 reverse stock split) subject to options or other equity awards issued. Shares registered under these registration statements on Form S-8 will be available for sale in the public market subject to vesting arrangements and exercise of options and the restrictions of Rule 144 in the case of our affiliates.

The Company also intends to file one or more registration statements on Form S-1 registering for resale shares held by certain existing stockholders of the Company, which may be affiliates of the Company. Shares registered under these registration statements on Form S-1 will be available for sale in the public market.

If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us and our business. Securities or industry analysts may elect not to provide coverage of our common stock, and such lack of coverage may adversely affect the market price of our common stock. In the event we do not secure additional securities or industry analyst coverage, we will not have any control over the analysts or the content and opinions included in their reports. The price of our stock could decline if one or more securities or industry analysts downgrade our stock or issue other unfavorable commentary or research. If one or more securities or industry analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which in turn could cause our stock price or trading volume to decline.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS CURRENT REPORT ON FORM 8-K, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

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ITEM 2

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Current Report on Form 8-K. The Company assumes no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with the financial statements and the related notes included elsewhere in this Report.

Overview

On June 28, 2024, we entered into an Agreement and Plan of Merger and Reorganization, as amended on September 30, 2024 (the “Merger Agreement”) with Polomar Acquisition, L.L.C., a Florida limited liability company, and our wholly owned subsidiary (“Merger Sub”) and Polomar and the beneficial stockholders of Polomar to acquire 100% of the issued and outstanding membership interests of Polomar. The transactions contemplated by the Merger Agreement were consummated on September 30, 2024, and, pursuant to the terms of the Merger Agreement, among other things, all outstanding membership interests of Polomar, or the Polomar Membership Interests, were exchanged for shares of our common stock, par value $0.001 per share, based on the exchange ratio of 2,074,141.47 shares of our common stock for every one percent of Polomar Membership Interests. We refer herein to the transactions contemplated by the Merger Agreement, collectively, as the Acquisition. Accordingly, we acquired 100% of Polomar in exchange for the issuance of shares of our common stock and Polomar became our wholly-owned subsidiary. As of the closing of the Acquisition (the “Closing”), CWR 1, LLC, the Company’s majority owner with an 83.3% beneficial ownership stake in the Company Pre-Closing, transferred back to the Company and canceled 50,000,000 shares of our common stock owned beneficially and of record by it as part of the conditions to Closing.

On September 30, 2024, the transaction described in the Merger Agreement was completed and the merger was deemed effective. The Acquisition is considered a “reverse merger” as the historical financial statements of Polomar, the accounting acquirer, have been substituted for the historical financial statements of Trustfeed. As a result of the Acquisition, the Company ceased commercializing the Pre-Existing Business.

As a result of the Acquisition, the Company operates Polomar Specialty Pharmacy, a State of Florida licensed retail compounding pharmacy, located in Palm Harbor, FL, pursuant to license # PH35196. Polomar Specialty Pharmacy is also licensed as a Special Sterile Compounding Pharmacy, permit #PH35277, which authorizes the licensed entity to dispense injectable and other sterile compounds (eye drops, infused therapeutics) upon receipt of a valid prescription. Polomar’s compounding facility operates pursuant to guidelines established under Sec. 503A “Compounding Pharmacy” of the Federal Food, Drug and Cosmetic Act. Section 503A authorizes the licensed entity to manufacture compounded drugs and fulfill prescriptions provided to it by licensed physicians. As a result, we are presently authorized to fulfill and deliver compounded prescribed medications in 28 states. We are also actively seeking approval and authorization in other states and expects to be able to provide prescription medications in a majority of U.S. states by the end of 2025. We anticipate applying for a drug export permit in early 2025.

As part of the Acquisition, the Company acquired SlimRxTM (slimrx.com), a weight loss focused online platform that connects patients with licensed physicians to prescribe weight loss medications such as semaglutide (Ozempic, Wegovy, Rybelsus) and tirzepatide (Monjouro, Zepbound). SlimRx filed an application for statutory trademark protection on August 29, 2024. The prescriptions issued via SlimRx are fulfilled by us. We also expect to launch PoloMedsTM (polomeds.com) during the fourth quarter of 2024 to fulfill prescriptions for diabetes medications including metformin compounds, sulfonylureas, and insulin; compounded erectile dysfunction medications sildenafil (Viagra) and tadalafil (Cialis) and Polomar’s prescription only, exclusive dermatological formulations co-developed by a board-certified dermatologist for the treatment of acne, alopecia areata, basal cell carcinoma, Becker’s nevus, vitiligo, and other common skin conditions.

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An integral part of the Company’s business model is to provide prescription fulfillment services for third party web based tele-health platforms. This “wholesale” part of the business is expected to experience steady growth over the next twelve to eighteen months.

Significant Accounting Policies and Estimates

The discussion and analysis of the financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

Results of Operations

Polomar had operating losses in 2023 that continue during 2024, and it expects losses to continue as its operations and marketing are built up to increase sales.

The below historical results of operations of Polomar are for the period from April 26, 2023 (inception) through December 31, 2023 (“Fiscal 2023”) and the six months ended June 30, 2024 (the “Polomar Historical Financial Statements”). The Company intends to file the Polomar Historical Financial Statements as an amendment to this Form 8-K within seventy-one days of the date of the filing of this Current Report on Form 8-K with the Securities and Exchange Commission.

Period from April 26, 2023 (inception) through December 31, 2023

Revenues

Total revenue was approximately $41,844 for Fiscal 2023. Revenue is primarily from fulfillment of medical drug prescriptions.

Cost of Goods Sold

Total cost of goods sold was approximately $4,294 for Fiscal 2023. The cost of goods sold is mainly due to the purchase of raw materials required to formulate prescription medications.

Operating expenses

Total operating expenses was approximately $208,642 for Fiscal 2023, which included approximately $185,422 in general and administrative expenses and sales and marketing of approximately $23,220. The Company expects this to continue to increase as it continued to build its business and as a result of operating as a public reporting company.

Net Loss

The net loss for Fiscal 2023 was approximately $171,497, as a result of the foregoing.

Three and Six Months Ended June 30, 2024 Compared to Three and Six Months Ended June 30, 2024

Revenues

Total revenue was approximately $13,610 and approximately $28,105 for the three and six months ended June 30, 2024, compared to approximately $3,099 and approximately $3,099 for the three and six months ended June 30, 2023. The increased revenue during 2024 is due to a longer operating cycle and increase in prescriptions fulfilled.

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Cost of Goods Sold

Total cost of goods sold was approximately $3,184 and approximately $15,136 for the three and six months ended June 30, 2024, respectively, compared to approximately $535 and approximately $535 for the three and six months ended June 30, 2023, respectively. The increase in cost of goods sold during 2024 is mainly due to a longer operating cycle and increased amounts of raw materials required to formulate prescription medicines.

Operating Expenses

Total operating expenses was approximately $101,511 and approximately $274,462 for the three and six months ended June 30, 2024, respectively, compared to approximately $32,839 and approximately $32,839 for the three and six months ended June 30, 2023, respectively. The increase in operating costs during 2024 is mainly due to a longer operating cycle and an increase in the number of employees.

Net Loss

The net loss for the three and six months ended June 30, 2024 was approximately $91,445 and approximately $262,070, respectively, compared to a net loss for the three and six months ended June 30, 2023 of approximately $30,852 and approximately $30,852, respectively, as a result of the foregoing.

Liquidity and Capital Resources

We have historically funded operations through the issuance of affiliate loans and advances in the aggregate amount of approximately $821,425, as well as our limited revenues.

Based on our current burn rate, we need to raise additional capital in the short term to fund operations and meet expected future liquidity requirements, or we will be required to curtail or cease operations. We are in discussions to raise additional capital, which may include or be a combination of convertible or term loans and equity which, if successful, will enable us to continue operations based on our current burn rate, for the next 12 months; however, we cannot give any assurance at this time that we will successfully raise all or some of such capital or any other capital. Furthermore, we do not have an established source of funds sufficient to cover operating costs after December 31, 2024 at this time.

There can be no assurance that necessary debt or equity financing will be available, or will be available on terms acceptable to us, in which case we may be unable to meet our obligations or fully implement our business plan, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Additionally, we will need additional funds to respond to business opportunities including potential acquisitions of complementary operations and businesses, protect our intellectual property, and enhance our operating infrastructure. While we may need to seek additional funding for any such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. Therefore, there can be no assurance that management’s plans will be successful. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our product lines or our operations.

Going Concern

The Company has recently commenced operations and is generating revenue; however, the Company’s cash position is not currently, and in the future may not be, sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering, but can give no assurance of success. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of private offering. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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ITEM 3

PROPERTIES

Our principal executive offices are located at 10940 Wilshire Boulevard, Suite 705, Los Angeles, CA 90024, which is used by affiliates of CWR and certain of our other shareholders. We do not pay any rent or lease payments to CWR or its affiliates for use of the facilities at this time.

Our wholly owned subsidiary, Polomar Specialty Pharmacy, LLC entered into a three-year lease commencing on June 1, 2023, and ending on May 31, 2026, for approximately 3,500 sq. ft. of commercial retail and office space located in Palm Harbor, Florida. The monthly base rent for the first year of the lease was $2,816.90, for the second year of the lease the base rent is $2,901.41 and $2,988.45 for the third and final year of the lease. The base rent is subject to an additional 3% commercial lease tax.

We believe that our properties are adequate for our current needs, but growth may require larger facilities in the event of the addition of personnel or the need for additional production capacity. We do not own any real estate.

ITEM 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of the Closing on September 30, 2024 held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of September 30, 2024 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The following table provides for percentage ownership assuming 276,552,196 shares are issued and outstanding as of September 30, 2024. Unless otherwise indicated, the address of each beneficial holder of our Common Stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
Terrence M. Tierney	–	–
Gabriel Del Virginia	–	–%
CWR 1, LLC (1)	50,437,591	18.24%
Daniel Gordon (2)	117,639,770	42.53%
All directors and executive officers as a group (2 persons) (3)	–	–

(1)	CWR is an affiliate of Daniel Gordon and of GLD Partners, LP. (“GLDLP”). Daniel Gordon is the majority shareholder of GLD Management, Inc., the general partner of GLDLP, affiliates of which own CWR, and, as such, may be deemed to beneficially own shares held directly by CWR.

(2)	Includes (a) 50,437,591 shares of Common Stock held by CWR, (b) 13,274,505 shares of Common Stock held by Reprise Management, Inc. (“Reprise”), which is beneficially owned by Mr. Gordon and of which he has voting and dispositive control, and (c) 14,518,989 shares of Common Stock held directly by Mr. Gordon. Also includes (a) 10,370,707 shares of Common Stock held by Katherine Gordon, an immediate family member of Mr. Gordon, (b) 14,518,989 shares of Common Stock held by an UGMA account for Graham Gordon, an immediate family member of Mr. Gordon, or a Roth IRA in his name, of which Katherine Gordon has voting and dispositive control, and (c) 14,518,989 shares of Common Stock held by an UGMA account for Charles Gordon, an immediate family member of Mr. Gordon, or a Roth IRA in his name, of which Katherine Gordon has voting and dispositive control. Mr. Gordon disclaims beneficial ownership of all of such shares of Common Stock not directly owned by him except to the extent of his pecuniary interest therein.

(3)	Does not include David Spiegel, who was appointed to our Board of Directors subsequent to September 30, 2024.

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ITEM 5

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

We currently have three directors serving on our Board. The following table lists the name, age and position of the individuals who serve as members of our Board of Director, as of the date of this filing:

Name	Age	Position
Terrence M. Tierney	63	President, Chief Financial Officer, Secretary, Treasurer and Director
Gabriel Del Virginia	66	Director
David Spiegel	61	Director

Terrence M. Tierney, President, Chief Financial Officer, Secretary, Treasurer and Director. Mr. Tierney has over 30 years of senior level management experience in both the private and public sectors. From September 2020 to present, Mr. Tierney has served as President of Profesco, Inc., a business management consulting firm focused on corporate strategy, reorganization plans, SEC compliance and tax qualified not-for-profit public charities (501c3). From October 2018, until August 2020, Mr. Tierney was the Corporate Secretary and Chief Administrative Officer of MJ Holdings, Inc., an OTC-markets listed public company. Mr. Tierney has also previously served as the Managing Director of Building for America’s Bravest, a joint venture program between the Gary Sinise Foundation and the Stephen Siller Tunnel to Towers Foundation that builds custom designed “smart homes” for severely wounded U.S. military personnel. Mr. Tierney earned a Bachelor of Science degree in Aeronautics/Professional Pilot from St. Louis University and was awarded a Juris Doctor degree from New York Law School in 1992.

Gabriel Del Virginia, Director. Mr. Del Virginia has been a director of the Company since July 18, 2024. He has more than 30 years of experience providing legal representation in various types of public and private business entities in corporate, mergers and acquisitions, financing, litigation and financial restructuring matters, as an associate at several prominent national law firms, including Milbank Tweed Hadley & McCloy, and thereafter as principal of his own law firm, where he has practiced for over 15 years. He graduated from Rutgers University and the Rutgers Law School, clerked for a United States Federal Judge, and is a member of the bars of New Jersey and New York.

David Spiegel. Mr. Spiegel has been a director of the Company since October 1, 2024. He has over 30 years of consulting and senior level management experience in the biotechnology industry, marketing, communications and financial fields, and has consulted in other industries, as well. Since April 1994, he has been the principal and founder of David A. Spiegel, LLC, a general consulting firm that has represented companies that range from the Fortune 50 to start-ups. He is the founder, CEO, President and a member of the Board of Directors of IES Life Sciences, Inc., a private molecular diagnostics company, since January 2013, and the founder, CEO and a member of the Board of Directors of Knowledge Pharmaceuticals Inc., a private drug development company, since January 2022. He is a member of the Board of Directors of and an advisor to Novitrica, a private gene delivery company, and a member of the Science Advisory Board of and a consultant to Altanine, Inc., a private drug delivery company. In addition to his consulting, Mr. Spiegel founded the Carol H. Barletta Foundation in honor of his late wife. The charity contributes to no kill animal shelters and programs for distressed inner-city youth. David Spiegel holds a Bachelor of Science degree in Electrical Engineering from the University of Bridgeport in Connecticut and earned an MBA from the Wharton School at the University of Pennsylvania. The Company believes Mr. Spiegel is qualified as a Board member of the Company because of his experience in working with start-up and early-stage companies to help them define market segmentation, competition, compensation guidelines, job descriptions and funding resources.

Executive Officers

Following is the name, age and other information for our sole executive officer, as of the Closing. All company officers are or have been appointed to serve until their successors are elected and qualified or until their earlier resignation or removal. Information regarding Terrence M. Tierney, our President, Chief Financial Officer, Secretary, Treasurer and Director, is set forth above under “Board of Directors.”

Name	Age	Position
Terrence M. Tierney	63	President, Chief Financial Officer, Secretary, Treasurer and Director

Committees of the Board of Directors

Presently, the Board does not have any standing committees.

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Audit Committee

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

We do not currently have an Audit Committee. In the absence of a separate audit committee, our Board will function as the audit committee and performs the same functions of an audit committee.

The Board intends to form an audit committee and adopt a charter therefor.

Compensation Committee

The function of the compensation committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan.

We do not currently have a Compensation Committee. In the absence of a separate compensation committee, our Board will function as the compensation committee. Historically, the Company has never used a compensation consultant.

The Board intends to form a compensation committee and adopt a charter therefor.

Nominating Committee

The function of the nominating committee is to review and nominate individuals for the Board to appoint as directors of the Company.

We do not currently have a Nominating Committee. In the absence of a separate nominating committee, our Board will function as the nominating committee. The Board has not adopted a formal policy concerning the nomination of directors or consideration of director candidates recommended by our security holders. The Company will identify potential nominees from individuals known to its directors and officers who had knowledge and experience relevant to the Company’s business.

The Board intends to form a nominating committee and adopt a charter therefor.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the current needs of the Company. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This permits our Board the flexibility to establish the most appropriate structure for the Company as the need arises.

Our directors are involved in the general oversight of risks that could affect our Company and the iteration of our Board following the Transaction will continue to evaluate our leadership structure and modify such structure as appropriate based on our size, resources and operations.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics and Conduct that applies to all of our directors, officers, employees, and consultants. A copy of our code of ethics is attached as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. There were no substantive amendments or waivers to this code in 2024.

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Family Relationships

There are no familial relationships between any of our officers and directors.

Compensation Committee Related Function

The Board does not currently have a standing compensation committee, and thus we do not have a compensation committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the compensation committee. The full Board currently has the responsibility for reviewing and establishing compensation for executive officers and making policy decisions concerning salaries and incentive compensation for executive officers of the Company.

The Company’s executive compensation program is administered by the Board, which determines the compensation of the Executive Chairman and other executive officers of the Company. In reviewing the compensation of the individual executive officers (other than the Executive Chairman), the Board intends to consider the recommendations of the Executive Chairman, published compensation surveys and current market conditions.

Communication with Stockholders

Stockholders wishing to communicate with the Board can send an email to directors@polomarhs.com or write or telephone to the Company’s corporate offices:

Trustfeed Corp.

CEO

10940 Wilshire Boulevard, Suite 705

Los Angeles, CA 90024

Telephone: 212-245-3413

All such communication must state the type and amount of Company securities held by the stockholder and must clearly state that the communication is intended to be shared with the Board. The Company will forward all such communications to the members of the Board.

ITEM 6

EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of the Company for the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Brett Rosen	2023	-	-	-	-	-	-	-
Former President, Chief Financial Officer, Secretary, Treasurer and Director(1)	2022	-	-	-	-	-	-	-

Rasmus Refer	2023			-
Former CEO and Chairman(2)	2022	-	-	-	-	-	-	-

(1)	Mr. Rosen was appointed to such positions on and as of December 29, 2023, and resigned from all executive, employment and director positions effective as of March 21, 2024.

(2)	Mr. Refer resigned from all executive and employment positions on and as of December 29, 2023, and resigned from his director position as of February 12, 2024.

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Outstanding Equity Awards at Fiscal Year-End

None of our named executive officers received or holds any equity awards as of the end of the fiscal year ended December 31, 2023.

Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the fiscal year ended December 31, 2023 by the named executive officers.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in the fiscal year ended December 31, 2023 under any long-term incentive plan.

Limits on Liability and Indemnification

Our certificate of incorporation eliminates the personal liability of our directors to the fullest extent permitted by law. The certificate of incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. We believe that this indemnification covers at least negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Director Compensation

None of our directors received any compensation for their services to the Company during the fiscal years ended December 31, 2023 and 2022.

Professional Services Agreement

In furtherance of Mr. Tierney’s appointment as the Company’s sole executive officer, the Company, Mr. Tierney and an affiliate of Mr. Tierney, have entered into a Professional Services Agreement (the “Services Agreement”). Pursuant to the terms of the Services Agreement, among other things, Mr. Tierney, directly or through his affiliate, will fill the role of President, Chief Financial Officer, Secretary and Treasurer of the Company and otherwise act as the Company’s principal executive officer and principal financial officer. Mr. Tierney will be compensated at a flat rate of $5,000 per month for up to twenty-five hours worked per month.

The term of the Agreement is for an initial term ending on the earlier of five months or the filing of the Company’s Form 10-Q for the accounting period ending June 30, 2024, and it may be extended by mutual consent or earlier terminated in the event of certain “cause” events as specified in the Agreement. The Agreement was extended through October 31, 2024, by mutual consent of all the parties to the agreement. The total compensation agreed to by the parties for the period August 14, 2024 through October 31, 2024 is $17,500 plus reimbursement of reasonable approved expenses.

Mr. Tierney is subject to non-compete, non-disclosure, indemnification and work-for-hire provisions, as provided in the Services Agreement.

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2024 Equity and Incentive Compensation Plan

Introduction

The Company approved and adopted the 2024 Equity and Incentive Compensation Plan (the “Incentive Plan”) on July 11, 2024, but it shall not be effective unless and until immediately after the consummation of the Acquisition and the implementation of the Reverse Stock Split.

The Incentive Plan is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to the Company’s employees, consultants and directors, which will align the interests of award recipients with those of our stockholders, reinforce key goals and objectives that help drive stockholder value, and attract, motivate and retain experienced and highly qualified individuals who will contribute to the Company’s financial success. The Board believes that the Incentive Plan will serve a critical role in attracting and retaining high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals.

Background

We believe that equity awards are compensation elements critical to attracting and retaining employees, directors and other key service providers of the Company and its subsidiaries and providing such persons with incentives and rewards for performance.

In connection with our planned business focus and opportunities, the Board considered our anticipated future equity needs. Subject to adjustment upon the occurrence of various corporate events as described in the 2024 Plan and the automatic reset at January 1 each year as further described below, the aggregate number of shares reserved for issuance under the 2024 Plan is 5,000,000 shares (taking into account the Reverse Stock Split, which is expected to take effect in October 2024). Shares that become available as a result of forfeiture, cancellation, expiration or cash settlement of awards in accordance with provisions set forth in the 2024 Plan will again be available for issuance under the 2024 Plan.

The number of shares that we may use in any fiscal year for equity awards under the 2024 Plan is subject to variance based on many factors, including our decisions on long term incentive plan program design and performance, the market price of our common stock and the possibility of an increase in eligible employees due to growth. Our Board believes that the 2024 Plan, including the number of shares available for issuance thereunder, represents a reasonable amount of potential additional equity dilution.

We believe that the 2024 Plan will enable us to grant equity awards to key individuals and be competitive with our planned industry peers, including with respect to recruiting, retaining, and motivating those individuals who are or may be critical to our success. The adoption of the 2024 Plan also allows us to use equity incentive awards instead of solely cash awards, which would more likely align the interests of our executives and key individuals with those of our shareholders.

Summary of the 2024 Plan

Purpose. The purpose of the 2024 Plan is to attract and retain officers, non-employee directors, consultants, independent contractors and other key employees of the Company and its subsidiaries and to provide such persons with incentives and rewards for performance.

Administration. The 2024 Plan will be administered by the Compensation Committee of the Board or any other committee of the Board that the Board designates to administer the 2024 Plan, or the full Board in the event no such committee is designated (the “Committee”). Subject to certain restrictions set forth in the 2024 Plan, the Committee may from time-to-time delegate all or any part of its authority under the 2024 Plan to one or more of its members, one or more Company officers or to one or more agents or advisors. However, the Committee may not delegate such responsibilities to officers for awards granted to persons who are officers, non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act. The Committee’s interpretation or construction of any 2024 Plan provision will be final and conclusive, including any agreement, certificate, resolution or other evidence that sets forth the terms and conditions of 2024 Plan awards.

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Eligibility. Any person who is selected by the Committee to receive benefits under the 2024 Plan, and who is at that time an officer or other key employee, consultant or independent contractor of the Company or any of its subsidiaries, including non-employee directors (each a “participant” and together the “participants”), is eligible to participate in the 2024 Plan. Independent contractors may also become eligible to participate in the 2024 Plan.

Shares Authorized for Issuance. Subject to adjustments provided in the 2024 Plan, the maximum number of shares of our common stock that may be issued or transferred in connection with 2024 Plan awards is limited to 5,000,000 (taking into account the Reverse Stock Split expected in October 2024) shares, plus shares that may become available by virtue of acquiring a company with a pre-approved plan as described further below. Shares issued under the 2024 Plan may be of original issuance, treasury shares or a combination of both. The aggregate number of shares of common stock available under the 2024 Plan will be reduced by one share of common stock for every one share of common stock subject to a 2024 Plan award. A maximum of 100,000 shares of common stock, in the aggregate, can be granted in respect of “incentive stock options” as defined in Section 422 of the Code (“incentive stock options”). Shares issued or transferred in substitution for, in conversion of or in connection with the assumption of awards relating to an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries may become available under the 2024 Plan. The same may apply for shares available under certain plans that we or our subsidiaries may assume from another entity in connection with corporate transactions. In either case, such shares will not reduce the number of shares available for issuance under the 2024 Plan or be added to the share limits under the 2024 Plan if such award is canceled or forfeited, expires or is settled for cash (in whole or in part).

The aggregate number of shares authorized to be awarded will automatically increase on January 1 of each year, and ending on (and including) January 1, 2033, in an amount equal to 10% of the total number of shares outstanding on December 31 of the immediately preceding calendar year, excluding for this purpose any such outstanding shares that were granted under the 2024 Plan and remain non-vested and subject to forfeiture as of the relevant December 31. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of shares than provided herein.

Share Recycling. Shares that become available as a result of forfeiture, cancellation, expiration or cash settlement of awards in accordance with provisions set forth in the 2024 Plan will again be available for issuance under the 2024 Plan. Shares tendered or otherwise used as payment for options, shares withheld to satisfy tax obligations, and shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options will not be added back to the aggregate number of shares available for issuance under the 2024 Plan.

Individual Limitations. The 2024 Plan provides for the following individual limitations, subject to adjustment provided in the 2024 Plan: (1) a maximum of 200,000 shares of common stock, in the aggregate, can be granted to an individual in respect of stock options or stock appreciation rights (“SARs”) during any calendar year; (2) no non-employee director can receive grants that, in the aggregate, exceed $1,000,000 in any calendar year; and (3) the grant price of any incentive stock options granted during a calendar year cannot exceed $100,000 for any participant.

Minimum Vesting Period. Unless otherwise specified in an award agreement to the contrary, no awards will vest until a minimum of six months has passed from the date of grant.

Types of 2024 Plan Awards. Under the 2024 Plan, we may grant option rights (or stock options, including incentive stock options), SARs, restricted shares, restricted stock units (“RSUs”), cash incentive awards, performance shares, performance units and certain other awards based on or related to our common stock. The 2024 Plan also provides that awards may be granted subject to certain terms and provisions, including the achievement of certain specified management objectives. Additionally, such terms and provisions may include required periods of continuous service by the participant and may provide for the earlier exercise or vesting, including in the case of retirement, death or disability of the participant or in the event of a change in control (as defined in the 2024 Plan).

●	Stock Options. A stock option is a right to purchase shares of common stock at a given price upon exercise of the right. 2024 Plan stock options may consist of incentive stock options, non-qualified stock options or a combination of both. Incentive stock options may only be granted to employees of the Company or its subsidiaries. Incentive stock options and non-qualified stock options must have an exercise price per share that is not less than the market value per share on the date of grant, with additional requirements in the case of incentive stock options for 10% shareholders. Each grant will specify the form of consideration to be paid to satisfy the exercise price. The exercise of a stock option will result in the cancellation of any associated tandem SAR. No 2024 Plan stock option may provide for dividends or dividend equivalents.

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●	Stock Appreciation Rights. The Committee may grant SARs, which are rights to receive an amount expressed as a percentage of the spread between the exercise price of such right and the value of the shares of common stock (not exceeding 100%) at the time of exercise. An SAR can take the form of a “tandem appreciation right” which is granted simultaneously with a stock option grant under the 2024 Plan or a “free-standing appreciation right” which is not connected to any other award. Each award agreement for a grant of SARs will identify any related stock options and contain such other terms and provisions, consistent with the 2024 Plan, as the Committee may approve. The base price of a free-standing appreciation right will be equal to or greater than the fair market value of a share of common stock on the date of grant, with limited exceptions. Tandem appreciation rights will provide that they may be exercised only at a time when the related stock option is also exercisable and at a time when the spread is positive. No 2024 Plan SARs may provide for dividends or dividend equivalents.

●	Restricted Stock. Restricted stock grants are direct grants of common stock, subject to restrictions. Each grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of common stock on the date of grant. Restricted stock entitles a participant to dividends, voting and other ownership rights, subject to a substantial risk of forfeiture and other restrictions on transfer for a period of time or until certain performance objectives are achieved, in each case as determined by the Committee. Any grant of restricted stock may require that any dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred or reinvested in additional shares of restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of performance objectives will be deferred until, and paid contingent upon, the achievement of the applicable performance objectives.

●	Restricted Stock Units. RSU grants are an agreement by the Company to deliver shares of common stock, cash or a combination, subject to the fulfillment of such conditions during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of common stock on the date of grant. During the restriction period, the participant does not have any ownership interest in the common stock underlying the award and cannot transfer the shares or exercise any voting rights. Rights to dividend equivalents may be made part of any RSU award at the discretion of the Committee. However, dividend equivalents or other distributions on shares of common stock underlying the RSUs with restrictions that lapse as a result of the achievement of performance objectives will be deferred until, and paid upon, the achievement of the applicable performance objectives.

●	Cash Incentive Awards, Performance Shares and Performance Units. Cash incentive awards, performance shares, and performance units may also be granted under the 2024 Plan. A performance share is a bookkeeping entry that records the equivalent of a share of common stock, and a performance unit is a bookkeeping entry of the right to receive one share of common stock subject to vesting conditions based on the achievement of one or more objectives set forth in an award agreement. Each grant will specify the number or amount of performance shares or performance units or the amount payable with respect to a cash incentive award being awarded. These awards become payable to participants based upon the achievement of specified objectives and such other terms and conditions as the Committee determines at the time of grant. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, shares of common stock, restricted stock or RSUs or in any combination of the same. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of common stock, subject to deferral and payment on a contingent basis based on the participant earning the subject performance shares.

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●	Other Awards. The Committee may, subject to limitations under applicable law and under the 2024 Plan, grant to any participant shares of common stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares of common stock. These other awards could include, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of the Company or specified affiliated companies or business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of common stock, the value of affiliated companies’ securities or the performance of affiliated companies or other business units. The terms and conditions of any such awards will be determined by the Committee. In addition, the Committee may grant cash awards, as an element of or supplement to any awards granted under the 2024 Plan. The Committee may also grant shares of common stock as a bonus or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2024 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee, in a manner than complies with Section 409A of the Code.

Change in Control. Award agreements under the 2024 Plan may provide for accelerated vesting, early exercise or lapsed or modified restrictions, as applicable, in the event of a change in control. The Board has the right to make any determinations as it considers appropriate in the circumstances upon a change in control to ensure the fair treatment of participants including with respect to vesting provisions, subject to the requirements of Section 409A of the Code. In general, a “change in control” will be deemed to have occurred if: (a) any person or group acquires beneficial ownership of more than 50% of the outstanding shares or of the voting power of the outstanding shares; (b) any consolidation or merger involving the Company occurs that does not result in Company shareholders being majority shareholders of the surviving or continuing corporation; (c) any transfer of substantially all of the assets of the Company, other than to an entity (or entities) in which the Company or its shareholders immediately following such transaction beneficially own a majority interest; or (d) the shareholders approve any plan or proposal for the liquidation or dissolution of the Company.

Transferability of Awards. Except as otherwise provided by the Committee, no 2024 Plan award or dividend equivalents paid with respect to 2024 Plan awards will be transferable by a participant except by will or the laws of descent and distribution. In no event will any 2024 Plan award be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by them or, in the event of the participant’s legal incapacity to do so, by their guardian or legal representative. The Committee may specify on the grant date that all or part of the shares of common stock that are subject to 2024 Plan awards will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions. The Committee will make or provide for adjustments in 2024 Plan award terms, as the Committee in its sole discretion, exercised in good faith, determines to be equitably required to prevent dilution or enlargement of participants’ rights. Such changes in rights can result from: (a) stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the Company’s capital structure; (b) mergers, consolidations, spin-offs, reorganizations, partial or complete liquidations or other distributions of assets, issuances of rights or warrants to purchase securities; or (c) any other corporate transaction or event having a similar effect. If any such transaction or event, or a change in control, occurs, the Committee may provide alternative consideration (including cash), if any, in substitution for any or all outstanding 2024 Plan awards as it will in good faith determine to be equitable under the circumstances.

Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of the Company, shareholder approval is required to amend the terms of outstanding 2024 Plan awards to (1) reduce the exercise price or base price of outstanding stock options or SARs or (2) cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with a lower exercise price or base price, as applicable, than the original. The 2024 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs without shareholder approval, and such provision itself may not be amended without approval by shareholders.

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Detrimental Activity and Recapture. Award agreements may include additional provisions for cancellation or forfeiture of awards, or the forfeiture and repayment of any gain related to an award in the event the participant engages in detrimental activity. Awards granted under the 2024 Plan are subject to the Company’s Dodd-Frank Clawback Policy, as well as any Company policy regarding the recovery of erroneously granted compensation.

Grants to Non-U.S. Based Participants. The Committee may provide for special terms for awards to participants who are foreign nationals, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, and may establish sub-plans to effectuate these accommodations.

Amendment and Termination of the 2024 Plan. The Board may amend the 2024 Plan from time to time in whole or in part. However, if any amendment would (1) materially increase the benefits accruing to participants under the 2024 Plan, (2) materially increase the number of shares that may be issued under the 2024 Plan, (3) materially modify the requirements for participation in the 2024 Plan or (4) otherwise require shareholder approval to comply with applicable law or the rules of the stock exchange on which the Company’s common stock is then listed, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Further, subject to the 2024 Plan’s prohibition on repricing, the Committee may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2024 Plan, no such amendment may be made that would impair the rights of any participant without such participant’s consent. The Board may terminate the 2024 Plan at any time in its discretion. Termination of the 2024 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

U.S. Federal Income Tax

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2024 Plan based on US federal income tax laws currently in effect. This summary is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to shares of restricted stock that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received, and the capital gains/loss holding period for such shares will also commence on such date.

Nonqualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

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Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally ordinary income will be recognized in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will generally be entitled to a corresponding deduction, subject to deduction limitations.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND VESTING OR EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY TO WHICH THE SERVICE PROVIDER MAY BE SUBJECT.

New Plan Benefits

A new plan benefits table for the Incentive Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Incentive Plan if the Incentive Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Incentive Plan will be made at the Board or Committee’s discretion, subject to the terms of the Incentive Plan. Therefore, the benefits and amounts that will be received or allocated under the Incentive Plan are not determinable at this time.

ITEM 7

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Fastbase, Inc., which is controlled by Mr. Refer, sold 90,437,591 shares of our common stock and 500,000 shares of our preferred stock to CWR for $350,000, leaving Mr. Refer with beneficial ownership of 3,855,000 shares of our common stock.

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The former president of CWR, the then-owner of 90,437,591 shares of our common stock and 500,000 shares of our preferred stock as of the closing of the Transaction, is Brett Rosen, our former President, Chief Financial Officer, Secretary and Treasurer, and a director. Mr. Rosen is no longer affiliated with CWR. Furthermore, CWR is an affiliate of GLDLP.

New management anticipates entering into a future transaction involving the Company, which could result in the acquisition of one or more businesses, companies or asset classes, including but not limited to intellectual property assets and that may currently be owned by affiliates of management. The Company’s new management has suspended, and is evaluating, the Company’s existing business as part of these possible future transactions.

From time to time, affiliates of CWR and GLDLP have funded the Company’s expenses, including expenses incurred by it as a result of being a public company. Since the Transaction through September 30, 2024, such affiliates have funded an aggregate of $831,425 of such expenses, which GLDLP expects to be repaid by the Company.

On June 28, 2024, we entered into the Merger Agreement. As of the Closing of the Acquisition, CWR, the Company’s majority owner with an 83.3% beneficial ownership stake in the Company Pre-Closing and approximately 18% post-Closing, transferred back to the Company and canceled 50,000,000 shares of our common stock owned beneficially and of record by it as part of the conditions to Closing. In addition, affiliates of CWR beneficially owned approximately 45% of Polomar, and post-Closing acquired an aggregate of 94,580,845 shares of our Common Stock as merger consideration therefor, or approximately 34% of the Company immediately post-Closing.

Other than as set forth above and other than compensation arrangements which are described under “Executive Compensation” above, as of the consummation of the Closing, there are no related party transactions between the Company and any of our officers or directors that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Until we have a separate audit committee, our Board will review all related party transactions. In reviewing and approving related party transactions, the Board will consider, among other things, the relationship of the parties to the Board and the Company in determining that the terms of the related party transactions were consistent with an arms-length transaction and were in the best interests of the Company and our stockholders. In making this determination, the Board will consider the independence of the Company’s management and the Company’s counsel in negotiating the terms of the related party transactions, the overall independence of the Board in reviewing and approving the terms of the related party transactions, the conformity of the terms of the related party transactions with similar deals in the industry and the needs of the Company in relation to funding its ongoing operations. We do not have a written policy regarding specific standards for the consideration of related party transaction, but instead rely upon the expertise of our Board and each director’s independence in making a determination that is in the best interests of the Company and our stockholders. Our Board intends to consider adopting such a policy.

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provides that we indemnify each of our directors to the fullest extent permitted under Nevada law. Our certificate of incorporation and bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by the board.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	The director is, or at any time during the past three years was, an employee of the company;

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●	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, each of our directors can be considered independent.

ITEM 8

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

ITEM 9

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is qualified for quotation on the OTC Markets- OTC Pink under the symbol “TRFE” and has been quoted on the OTC Pink for over 10 years. There is currently only a limited trading market in our shares, and we believe that to be the case for approximately the last 10 years. There can be no assurance that there will be an active trading market for our securities following the Closing. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Holders

As of September 30, 2024, immediately subsequent to the Closing, we had approximately 196 shareholders of record of common stock per our transfer agent’s shareholder list with others being held in street name.

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Dividends

We have never declared or paid cash dividends on our common stock and we do not anticipate paying cash dividends on common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, debt covenants in place, and other business and economic factors affecting us at such time as our Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on a stockholders’ investment will only occur if our stock price appreciates. There are no restrictions that currently limit the Company’s ability to pay cash, or other, dividends on its Common Stock other than those generally imposed by applicable state law.

Equity Compensation Plan Information Table

The Company does not currently have an equity compensation plan in place. Our 2024 Equity and Incentive Compensation Plan shall not be effective unless and until immediately after the consummation of the Acquisition and the implementation of the Reverse Stock Split expected to occur in October 2024.

Stock Price

The following table sets forth for the periods indicated the high and low bid prices per share of our common stock as reported on OTC Pink Market. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

Quarterly Period Ended	High	Low
December 31, 2023 (through October 3, 2024)	$.28	$.035
September 30, 2024	$.071	$.046
June 30, 2024	$.11	$.035
March 31, 2024	$.28	$.066

December 31, 2023	$.13	$.066
September 30, 2023	$.141	$.125
June 30, 2023	$.357	$.125
March 31, 2023	$1.29	$.30

Penny Stock

Our Common Stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Company is subject to the SEC’s penny stock rules.

Since the Common Stock will be deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors, as defined in Regulation D promulgated under the Securities Act. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

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ITEM 10

RECENT SALES OF UNREGISTERED SECURITIES

On September 12, 2024, the Company issued 10,000,000 shares of the Common Stock to CWR, the holder of 500,000 shares of the Series A Convertible Preferred Stock of the Company (the “Preferred Stock”), upon the conversion in full of the Preferred Stock in accordance with its terms. Such shares were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction by an issuer not involving any public offering.

As of September 30, 2024, as a result of the Closing, pursuant to and in connection with the Acquisition, the Company issued an aggregate of approximately 207,414,147 shares of Common Stock to the former members of Polomar. All of such shares were issued with a restrictive legend that the shares had not been registered under the Securities Act. The issuance of the shares was exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as an offering not involving a public offering.

ITEM 11

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of holders of our capital stock and some of the provisions of our certificate of incorporation and bylaws and of the Nevada Revised Statutes, or the NRS. This summary is not complete. For more detailed information, please see our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the NRS.

General

Our authorized capital stock consists of 295,000,000 shares of common stock and 500,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2024, immediately subsequent to the Acquisition, there were approximately 276,552,196 shares of our common stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available, therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations, and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1) The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter, or title;

(2) The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5) Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8) Any other relative rights, preferences, and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

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Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent

The Company’s transfer agent for the Common Stock is Pacific Stock Transfer Company and may be contacted at Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. Their telephone number is (702) 361-3033.

ITEM 12

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is incorporated under the laws of the State of Nevada.

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Under our bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, our board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause us to purchase and maintain insurance on behalf of any person who is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was our director or officer or any of our affiliated enterprises.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the NRS. We currently maintain director and officer liability insurance on behalf of our director and officers.

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ITEM 13

FINANCIAL STATEMENTS

See information contained in Item 9.01 below.

ITEM 14

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING OR FINANCIAL DISCLOSURE

Not applicable.

ITEM 15

FINANCIAL STATEMENTS AND EXHIBITS

See information contained in Item 9.01 below.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosures set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

Effective on October 1, 2024, David Spiegel was appointed as a director to fill a newly formed vacancy on the Board of Directors of Trustfeed Corp. (the “Company”), to serve as director until the next annual meeting of stockholders of the Company, subject to his prior resignation or removal, and until his successor is duly elected and qualified.

David Spiegel, 61, has over 30 years of consulting and senior level management experience in the biotechnology industry, marketing, communications and financial fields, and has consulted in other industries, as well. Since April 1994, he has been the principal and founder of David A. Spiegel, LLC, a general consulting firm that has represented companies that range from the Fortune 50 to start-ups. He is the founder, CEO, President and a member of the Board of Directors of IES Life Sciences, Inc., a private molecular diagnostics company, since January 2013, and the founder, CEO and a member of the Board of Directors of Knowledge Pharmaceuticals Inc., a private drug development company, since January 2022. He is a member of the Board of Directors of and an advisor to Novitrica, a private gene delivery company, and a member of the Science Advisory Board of and a consultant to Altanine, Inc., a private drug delivery company. In addition to his consulting, Mr. Spiegel founded the Carol H. Barletta Foundation in honor of his late wife. The charity contributes to no kill animal shelters and programs for distressed inner-city youth. David Spiegel holds a Bachelor of Science degree in Electrical Engineering from the University of Bridgeport in Connecticut and earned an MBA from the Wharton School at the University of Pennsylvania.

The Company believes Mr. Spiegel is qualified as a Board member of the Company because of his experience in working with start-up and early-stage companies to help them define market segmentation, competition, compensation guidelines, job descriptions and funding resources.

There are no related party transactions between the Company and Mr. Spiegel that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4), the Company intends to file Polomar’s audited financial statements for the period from April 26, 2023 (inception) through December 31, 2023, and its unaudited financial statements for and as of the three and six months ended June 30, 2024 as an amendment to this Form 8-K within seventy-one days of the date of the filing of this Current Report on Form 8-K with the Securities and Exchange Commission.

(b) Pro forma financial information.

Pursuant to Item 9.01(b)(2) of Form 8-K, the Company intends to file the financial information required by this paragraph (b) of Item 9.01 as an amendment to this Form 8-K within seventy-one days of the date of this Current Report on Form 8-K as filed with the Securities and Exchange Commission.

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(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description of Document
2.1	Contribution Agreement, dated September 14, 2021 (3)
2.2	Agreement and Plan of Merger and Reorganization, dated June 28, 2024, by and among Trustfeed Corp., Polomar Acquisition, L.L.C. and Polomar Specialty Pharmacy, LLC (5)
3.1	Articles of Incorporation, dated September 14, 2000 (1)
3.2	Certificate of Amendment, dated July 24, 2003 (1)
3.3	Certificate of Change, dated April 27, 2010 (2)
3.4	Certificate of Amendment, dated May 3, 2011 (3)
3.5	Certificate of Amendment, dated March 6, 2019 (3)
3.6	Certificate of Amendment, September 23, 2021 (3)
3.7	Certificate of Change, September 23, 2021 (3)
4.1	Certificate of Amendment, dated November 7, 2022 (3)
4.2	Bylaws (1)
10.1*	Professional Services Agreement, dated March 21, 2024, by and among Trustfeed Corp., Terrence M. Tierney and Profesco, Inc.(4)
10.2	Know How and Patent License Agreement, dated as of June 29, 2024, between Trustfeed Corp. and Pinata Holdings, Inc.(6)
10.3	Promissory Note and Loan Agreement (7)
10.4*	2024 Equity and Incentive Compensation Plan (8)
14.1	Code of Ethics (3)
21.1	Subsidiaries of the Registrant
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Indicates management contract or compensatory plan or arrangement

(1)	Incorporated by reference to Registration Statement on Form S-1 filed July 21, 2008
(2)	Incorporated by reference to the Registration Statement on 8-K filed with the Securities and Exchange Commission on June 10, 2010
(3)	Incorporated by reference to Registration Statement on Form 10 filed May 31, 2023
(4)	Incorporated by reference to the Current Report on Form 8-K filed March 25, 2024
(5)	Incorporated by reference to the Current Report on Form 8-K filed July 2, 2024
(6)	Incorporated by reference to the Current Report on Form 8-K filed July 5, 2024
(7)	Incorporated by reference to the Current Report on Form 8-K filed August 21, 2024
(8)	Incorporated by reference to Appendix B to the Definitive Schedule 14C Information Statement of the Company filed on August 1, 2024

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRUSTFEED CORP.

Date: October 4, 2024	By:	/s/ Terrence M. Tierney
	Name:	Terrence M. Tierney
	Title:	President and Chief Financial Officer

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